Exhibit 23.4

Consent of MetrixLab

MetrixLab prepared a market study dated May 2015 for e.l.f. Beauty, Inc. MetrixLab consents to the use of data from such study in the Registration Statement on Form S-1 and related prospectus of e.l.f. Beauty, Inc. and to the reference in the prospectus to MetrixLab’s name in connection therewith.

Dated: March 13, 2017

MetrixLab

By:	/s/ Phillippe Marx

Name:	Phillippe Marx

Title:	VP Finance & Operations

MetrixLab US, Inc:    •    25A Vreeland Rd. Suite 305    •    Florham Park, NJ 07932